UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 16, 2003

Crown Financial Group, Inc.

(Exact name of registrant as specified in its charter)

NEW JERSEY	0-23410	13-1924455
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.

525 Washington Boulevard, Jersey City, NJ 07310

(Address of principal executive offices) (Zip Code)

(201) 459-9500

(Registrant’s telephone number, including area code)

Item 5.	Other Events and Regulation FD Disclosure

Public Reporting Timeline Update

Crown Financial Group, Inc., a New Jersey corporation (the “Registrant”) will not file its Quarterly Report on Form 10-Q for the quarter ended October 31, 2003 until the completion and filing of restated financial reports included in the Registrant’s requisite prior periodic reports affected by the recently uncovered accounting overstatements. Nor does the Registrant anticipate filing of affected public reports within the time period under the Exchange Act of 1934 as amended Rule 12b-25 (Notification of Late Filing). This disclosure updates the Registrant’s prior disclosures relating to its public reporting filing timelines.

Other Legal Matters

Optomedic

In connection with the Registrant’s June 1998 underwriting of the securities of Optomedic Medical Technologies Ltd. (“Optomedic”), plaintiff James Stern (“Stern”) in June 1999 filed and thereafter served on Optomedic, its chief executive officer Alex Harel, and the Registrant a pleading styled as a federal securities class action complaint. In November 1999, the Court signed an order appointing lead plaintiffs and lead counsel in the action. Lead plaintiffs filed and served an amended complaint on the Registrant in May 2000. In June 2000, the Registrant and defendant Harel moved to dismiss plaintiff’s amended complaint. Pursuant to Order entered September 19, 2003, and Judgment entered September 25, 2003, the United States District Court for the Eastern District of New York granted defendants’ motion to dismiss all of plaintiffs’ claims, and denied plaintiffs leave to further amend the complaint. Under the Federal Rules of Appellate Procedure, for a period of thirty (30) days from the date the Clerk of the Court filed the Judgment in the action, plaintiff could file a notice of appeal. As of the day immediately preceding Registrant’s filing of this Current Report on Form 8-K, Court records do not disclose the filing of any such notice of appeal.

In re M.H. Meyerson & Co. Securities Litigation.

The registrant and several of its former and current directors and officers are defendants in a federal securities class action filed on or about June 6, 2002 (“In re M.H. Meyerson & Co., Inc.”) in the United States District Court for the District of New Jersey. As a brief summary, the plaintiffs allege fraud claims under Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 relating to the registrant’s disclosures and/or its alleged failure to disclose certain information relating to prior litigations involving the registrant, and the efforts of the registrant’s former subsidiary, eMeyerson.com, Inc., to develop an electronic trading program through a license agreement with TradinGear.com, Inc. Plaintiffs seek damages in excess of $15 million for the alleged class.

Subsequently, a virtually identical class action lawsuit was filed by other plaintiffs against the same defendants, which was thereafter consolidated with the previous filed action into “In re M.H. Meyerson & Co. Securities Litigation,” Master File No. 02-CV-2724. The Plaintiffs served an consolidated amended complaint, which repeated the allegations of the initial pleading.

Upon the registrant’s motion, and pursuant to an Order of the District Court dated September 29, 2003, the action was dismissed with leave to amend within thirty days. On or about October 30, 2003, a Second Amended Consolidated Class Action Complaint (“Second Amended Complaint”) was filed by the plaintiffs. All defendants have recently filed a motion to dismiss the second amended complaint.

The defendants believe that the allegations of the Second Amended Complaint fail to state legally valid claims. The defendants intend to continue to contest the allegations vigorously.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned’s duly authorized signatory.

Dated: December 16, 2003	CROWN FINANCIAL GROUP, INC.

	By:	/s/ MICHAEL T. DORSEY

		Name: Title:	Michael T. Dorsey Executive Vice President and General Counsel